Exhibit 3.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:45 PM 04/28/2010
FILED 07:39 PM 04/28/2010
SRV 100438414 - 3840351 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:
Boise Building Solutions Manufacturing, L.L.C.

2.                                    The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the company shall be Boise Cascade Wood Products, L.L.C.

3.                                    The Effective date of this Certificate of Amendment shall be May 3, 2010.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of April, A.D. 2010.

By:	/s/ David G. Gadda
Authorized Person(s)

Name:	David G. Gadda Authorized Person
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:54 AM 02/09/2007
FILED 11:54 AM 02/09/2007
SRV 070147318 - 3840351 FILE

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211(a)

1. The name of the Limited Liability Company is: Boise Building Solutions Manufacturing, L.L.C.

2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on 03/02/2005, and that said Certificate requires correction as permitted by Section 18-211 of thc Limited Liability Company Act

3. The inaccuracy or defect of said Certificate is: (must give specific reason) When the name of the company was restated in paragraph two, we gave the wrong name of Boise Building Solutions Distribution, L.L.C. instead of Boise Building Solutions Manufacturing, L.L.C.

4. The Certificate is hereby corrected to read as follows:

BOISE BUILDING SOLUTIONS MANUFACTURING, L.L.C

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12th day of February, 2007.

By:	/s/ Karen Gowland
Authorized Person

Name:	Karen Gowland,
Vice President & Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:58 PM 08/09/2004
FILED 06:58 PM 08/09/2004
SRV 040582595 - 3840351 FILE

CERTIFICATE OF FORMATION

OF

BOISE BUILDING SOLUTIONS MANUFACTURING, L.L.C.

This Certificate of Formation is being executed as of August 6, 2004, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1.              Name.            The name of the limited liability company is Boise Building Solutions Manufacturing, L.L.C. (the “Company”).

2.              Registered Office and Registered Agent.                          The Company’s registered office in the State of Delaware is located at 9 East Loockerman Street, Suite #1B, City of Dover, Kent County, Delaware 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	Jamie E. Jedras
/s/ Jamie E. Jedras, an Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:32 PM 03/02/2005
FILED 01:18 PM 03/02/2005
SRV 050178176 - 3840351 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

BOISE BUILDING SOLUTIONS MANUFACTURING, L.L.C., a Delaware limited liability company (the “Company”) hereby certifies as follows:

The name of this company is Boise Building Solutions Distribution, L.L.C. and

The Certificate of Formation of the company is hereby amended by amending and restating Article 2 thereof in its entirety to read as follows:

2.                Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801, The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned officer of the company has caused this Certificate to be executed as of this 18th day of January, 2005.

By:	/s/ Karen E. Gowland
Vice President and Secretary
Karen E. Gowland